UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018 (March 16, 2018)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Credit Agreement

Effective March 19, 2018, Bill Barrett Corporation (the “Company”), Circle B Land Company LLC, a wholly-owned subsidiary of the Company, and HighPoint Resources Corporation (f/k/a/ Red Rider Holdco, Inc.) (“HighPoint”) entered into a Fifth Amendment, Waiver and Consent to Third Amended and Restated Credit Agreement (such agreement, the “Credit Agreement”) and a First Amendment to Third Amended and Restated Guaranty and Collateral Agreement (such agreement, the “Guaranty and Collateral Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement Amendment”). Pursuant to the Credit Agreement Amendment, among other things, (i) HighPoint became a guarantor under the Credit Agreement by entering into the Guaranty and Collateral Agreement, and pledged to the Administrative Agent, for the benefit of the lenders, its equity interest in the Company, (ii) financial reporting under the Credit Agreement following the mergers (as defined below) will be by HighPoint, and (iii) the lenders consented to certain actions related to the mergers.

Certain of the lenders under the Credit Agreement or their affiliates have provided and may continue to provide banking, financial, or other services to the Company and its affiliates. J.P. Morgan Securities LLC, an affiliate of the Administrative Agent, acted as lead underwriter in the Company’s December 2017 equity offering. The lenders have received, and may in the future receive, customary fees and commissions for their services.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1.

Post-Closing Merger Agreement

After the effective time of the mergers as described in Item 2.01, the Company, then a Delaware corporation and direct wholly owned subsidiary of HighPoint, entered into an Agreement and Plan of Merger, dated as of March 19, 2018 (the “post-closing merger agreement”), with Fifth Creek Energy Operating Company, LLC (“Fifth Creek”), then a Delaware limited liability company and a direct wholly owned subsidiary of HighPoint, pursuant to which Fifth Creek merged with and into the Company, with the Company as the surviving entity in such merger. The description of the post-closing merger agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the post-closing merger agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 16, 2018, the Company terminated the Equity Distribution Agreement, dated as of June 10, 2015 (the “Equity Distribution Agreement”), by and between the Company and Goldman Sachs & Co. (“Goldman Sachs”). The Equity Distribution Agreement was terminable at will upon written notification by the Company with no penalty. Pursuant to the Equity Distribution Agreement, the Company was entitled to issue and sell, from time to time, through or to Goldman Sachs shares of its common stock, par value $0.001 per share (“Company Common Stock”), having an aggregate offering price of up to $100,000,000 in an “at-the-market” offering program. As a result of the termination of the Equity Distribution Agreement, there will be no further sales of Company Common Stock thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 19, 2018, pursuant to the Agreement and Plan of Merger, dated as of December 4, 2017 (the “merger agreement”), by and among the Company, HighPoint, Fifth Creek, Rio Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of HighPoint (“Rio Merger Sub”), Rider Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of HighPoint (“Rider Merger Sub”), and, for limited purposes set forth in the merger agreement, Fifth Creek Energy Company, LLC, a Delaware limited liability company (“FCEC”), and NGP Natural Resources XI, L.P., a Delaware limited partnership (“NGP”), the Company and Fifth Creek completed a strategic combination of their respective businesses. Pursuant to the merger agreement, (i) Rider Merger Sub merged with and into the Company, with the Company as the surviving entity in such merger (the “BBG merger”), and (ii) Rio Merger Sub merged with and into Fifth Creek, with Fifth Creek as the surviving entity in such merger (the “Fifth Creek merger” and, collectively, the “mergers”), as a result of which the Company and Fifth Creek each became direct wholly owned subsidiaries of HighPoint.

Under the terms of the merger agreement, at the effective time of the mergers, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the mergers was converted into the right to receive one fully paid and nonassessable share of common stock, par value $0.001 per share (“HighPoint Common Stock”), of HighPoint and all outstanding equity interests in Fifth Creek, in the aggregate, converted into the right to receive an aggregate of 100,000,000 shares of HighPoint Common Stock. As a result, former holders of Company Common Stock issued and outstanding immediately prior to the effective time of the mergers will receive in the aggregate 110,933,552 shares of HighPoint Common Stock, and the former holders of equity interests in Fifth Creek will receive 100,000,000 shares of HighPoint Common Stock. The shares of Company Common Stock will be suspended from trading on the NYSE prior to the open of trading on March 20, 2018, and shares of HighPoint Common Stock will begin regular-way trading on the NYSE under the ticker symbol “HPR” on March 20, 2018.

As provided in the merger agreement, at the effective time of the mergers, all options to purchase shares of Company Common Stock and all restricted stock and performance stock unit awards relating to Company Common Stock that were outstanding immediately prior to the effective time of the mergers were generally converted into corresponding awards relating to shares of HighPoint Common Stock on the same terms and conditions (excluding performance conditions) as applied prior to the effective time of the mergers (with performance stock unit awards converting into time-based restricted stock unit awards based on the greater of target performance and actual performance through the closing date).

The description of the merger agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is filed as Exhibit 2.2 hereto and incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company or HighPoint, and should not be relied upon as disclosure about the Company or HighPoint without consideration of the periodic and current reports and statements that the Company and HighPoint file with the SEC. The terms of the merger agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the merger agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the merger agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

Upon the completion of the mergers and pursuant to the post-closing merger agreement, Fifth Creek was merged with and into BBG with BBG as the surviving entity in such merger.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the mergers, shares of Company Common Stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NYSE. As a result of the mergers, the Company has requested that the NYSE file a Form 25 to withdraw the shares of Company Common Stock from listing on the NYSE. The shares of Company Common Stock will be suspended from trading on the NYSE prior to the open of trading on March 20, 2018. The Company expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the shares of Company Common Stock, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of the Company.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

Prior to the effective time of the mergers, HighPoint was a wholly owned subsidiary of the Company. Upon the effective time of the mergers, a change in control of the Company occurred and all shares of Company Common Stock are now held by HighPoint.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the mergers and the Company becoming a wholly owned subsidiary of HighPoint, on March 19, 2018, all directors of the Company except R. Scot Woodall were replaced by Kenneth A. Wonstolen.

The executive officers of the Company as of immediately prior to the mergers continue to be executive officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

On March 19, 2018, in connection with the mergers and pursuant to the merger agreement, the Company amended and restated its Certificate of Incorporation and Bylaws to reflect the changes contemplated by the merger agreement and described in the Proxy Statement/Prospectus. The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On March 19, 2018, the Company issued a press release announcing the completion of the mergers, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of March 19, 2018, by and between the Company and Fifth Creek

2.2	Agreement and Plan of Merger, dated as of December 4, 2017, by and among the Company, HighPoint, Fifth Creek, Rio Merger Sub, Rider Merger Sub, and, for limited purposes set forth in the merger agreement, FCEC and NGP (incorporated by reference to Annex A of HighPoint’s Registration Statement on Form S-4 initially filed with the SEC on December 22, 2017 (No. 333-222275))

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

10.1	Fifth Amendment, Waiver and Consent to Third Amended and Restated Credit Agreement and First Amendment to Third Amended and Restated Guaranty and Collateral Agreement, dated as of March 19, 2018, by and among BBG, as Borrower, the Guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party hereto

99.1	Press Release, dated as of March 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2018	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President — General Counsel; and Secretary

[Signature Page to Form 8-K (BBG)]